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                                                                      EXHIBIT 99


FROM:             Health Fitness Corporation
                  3600 American Boulevard West Minneapolis, Minnesota 55431

CONTACT:          Geri Martin
                  Vice President of Marketing
                  952.897.5245 or gmartin@hfit.com

   HEALTH FITNESS CORPORATION COMPLETES PURCHASE OF HEALTH & FITNESS SERVICES
             DIVISION OF JOHNSON & JOHNSON HEALTH CARE SYSTEMS INC.
              CREATES AMERICA'S LARGEST HEALTH IMPROVEMENT COMPANY

MINNEAPOLIS, MINNESOTA, DECEMBER 8, 2003 -- Health Fitness Corporation (OTC BB:
HFIT), today announced it has completed its purchase of the business assets of the Health & Fitness Services Division (HFS Division) of Johnson & Johnson Health Care Systems Inc. for $4,785,389. Health Fitness Corporation has financed its acquisition of the HFS Division primarily with a bank term loan supplemented with private equity financing.

Assets acquired by Health Fitness Corporation (HFC) consist primarily of client contracts, proprietary wellness, lifestyle and health promotion programs and other health and wellness services of the HFS Division. Johnson & Johnson Health Care Systems will retain its Integrated Behavioral Solutions business unit, and will license certain behavioral solutions methodologies to Health Fitness Corporation for use in its business. As part of the transaction, HFC has entered into a multi-year management contract with another subsidiary of Johnson & Johnson whereby HFC will manage more than 50 Johnson & Johnson affiliate sites, making the Johnson & Johnson family of companies HFC's largest client.

As a result of this acquisition, HFC has the largest market share and geographical presence in the industry, and is well positioned to continue serving all of its existing clients together with those of the newly acquired HFS Division, and to build new business.

The HFS Division of Johnson & Johnson Health Care Systems has been serving clients since 1986, providing corporate fitness and wellness services and programs to companies across the United States and Canada. Services include: health and fitness center management, consulting, occupational health services, health risk assessment programs, wellness, fitness, injury prevention and treatment programs and data analysis services.

"This transaction makes Health Fitness Corporation the leader in health improvement, fitness and wellness services," said Jerry Noyce, Health Fitness Corporation CEO and President. "Driving corporate health and wellness needs are a number of widely publicized health concerns in the U.S. related to unhealthy lifestyles, including tobacco use, poor diet, and sedentary habits which lead to overweight, obesity, heart disease and diabetes. As companies seek relief from their rising health care premiums and medical costs, they increasingly look to health improvement providers to deliver a more complete range of health enhancement offerings. We are tremendously excited about the opportunity to broaden our program offerings by integrating the Health & Fitness Services division of Johnson & Johnson Health Care Services into Health Fitness Corporation. Employers want programs that produce quantifiable results. We have a greater opportunity to impact those trends by combining our existing program offerings with those we are acquiring, and delivering superior services to the worksite."



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As part of the transaction, virtually all of the employees from the HFS Division of Johnson & Johnson Health Care Systems are now part of HFC, creating one of the most experienced and highly credentialed workforces in the health improvement industry. HFC has more than 3,000 associates degreed in exercise and health promotion disciplines, focused on providing results-oriented health improvement services to our clients across the United States and Canada.

ABOUT HEALTH FITNESS CORPORATION
Health Fitness Corporation is the leading provider of results-oriented health improvement management services to corporations, hospitals, universities and communities. HFC has been serving clients since 1975 and now manages more than 385 locations across the U.S. and Canada. For more information about Health Fitness Corporation, go to www.hfit.com.

This press release contains forward-looking statements within the meaning of federal securities laws. These statements include statements regarding intent, belief or current expectations of Health Fitness Corporation and its management. These forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that may cause Health Fitness' actual results to differ materially from the results discussed in these statements. Please refer to Management's Discussion and Analysis contained within the Company's Annual Report on Form 10-K for the year ended December 31, 2002 and the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003.